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                                      EXHIBIT 21

                          Subsidiaries of SITEL Corporation


                                                 STATE OR OTHER
    NAME OF SUBSIDIARY                           JURISDICTION OF
     ------------------                          INCORPORATION
                                                  -------------
    SITEL Insurance Services, Inc.               Nebraska
    Financial Insurance Services, Inc.           Nebraska
    SITEL International, Inc.                    Nebraska
    SITEL Investments, Inc.                      Nebraska
    SITEL Software, Inc.                         Nebraska
    SITEL Teleservices Canada, Inc.              Canada
    National Action Financial Services, Inc.     Georgia
    SITEL Hispanica, S.A.                        Spain
    Tele-Action, S.A.                            Spain